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                                                                    EXHIBIT 15.1

The Board of Directors
PennCorp Financial Group, Inc.:


Re: Amendment No. 2 to Registration Statement No. 333-13285 on Form S-3
    (2,875,000 Shares of $3.50 Series II Convertible Preferred Stock, 4,118,911 Shares of Common Stock)


With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 15, 1997 (except as to note 8 which is as of November 14, 1997), August 14, 1997 (except as to note 8 which is as of November 14, 1997) and November 14, 1997, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meanings of sections 7 and 11 of the Act.

                                            Very truly yours,

                                            KPMG PEAT MARWICK LLP

Raleigh, North Carolina

March 3, 1998